                                                                 Exhibit 10.04



D R A F T
---------
(980408)

                         EXECUTIVE EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, made as of the __ day of _____, 1998, by and between Edward Lieberman (the "Executive"), an individual residing at 4310 Mountville Road Jefferson, MD 21755, and Phoenix Color Corp. (the "Company") with a place of business at 540 Western Maryland Parkway, Hagerstown, MD 21740.

                              W I T N E S S E T H:

     WHEREAS, the Executive is currently employed by the Company as its Executive Vice President and Chief Financial Officer, and the Company desires that the Executive shall continue to be employed by it and render services to it, and the Executive is willing to continue to be so employed and to render services, all upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  Employment, Duties and Acceptance.

         1.1 The Company hereby employs Executive, and the Executive hereby accepts employment, for the term ("Term) set forth in Section 2 hereof, to render services to Company as its Executive Vice President and Chief Financial Officer. The Executive represents and warrants to the Company that he has full power and authority to enter into this Agreement and that he is not under any obligation of a contractual or other nature to any person, firm or corporation which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair in any way the performance by Executive of his obligations hereunder.

         1.2 The Executive will serve as Executive Vice President and Chief Financial Officer of the Company and as a member of its Board of Directors when elected as such, will have general supervision over the financial operations of the Company and its subsidiaries or affiliates (referred to collectively as "Affiliates") and will have such other duties and responsibilities, consistent with his position as Executive Vice President and Chief Financial Officer, as may reasonably be assigned to him by the President or the Board of Directors of the Company. In addition, the Executive will serve as a senior officer and a director (when elected as such) of each of the Company's Affiliates. The Executive will report to the President of the Company.

         1.3 The Executive shall devote his full business time to the business and affairs of the Company, and shall use his best efforts, skills, and abilities to promote the interests of the Company, except for reasonable vacations and during periods of illness or incapacity, but nothing contained in this Agreement shall prevent the Executive from engaging in charitable or community activities provided they do not interfere with the regular performance of the Executive's duties and responsibilities under this Agreement.

         1.4 Unless the Executive and the Company shall otherwise agree, the Executive's principal place of employment shall be in and around Hagerstown, Maryland, but the duties of the Executive shall include such visits to the Company's facilities and the facilities of its Affiliates, at the expense of the Company, as may be reasonably required in the performance of the Executive's responsibilities.

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


     2. Term. The Term of this Agreement will commence on ______, 1998 and will terminate at the close of business on the fifth anniversary thereof, unless sooner terminated in accordance with the provisions of this Agreement. Thereafter, the employment of the Executive shall continue for successive one-year periods (each such one-year period being hereinafter referred to as a "Renewal Term") following the Term (the first such Renewal Term to commence on ______________, 2003) unless the Corporation or Executive shall give notice to the other at least sixty (60) days prior to the end of the Term or any Renewal Term of the election of the Corporation or the Executive to terminate the employment of the Executive at the end of the Term or the then current Renewal Term, as the case may be.

     3.  Base Salary.

         3.1 For all services performed by the Executive under this Agreement, the Executive shall be paid a base salary ("Base Salary") at least the following annual rates:


            Calendar Year                       Base Salary
            --------------                     ------------
                1998                            $ 345,500
                1999                              362,775
                2000                              380,914
                2001                              399,959
                2002                              419,957
                2003                              440,955

Notwithstanding the foregoing specified amounts of Base Salary, (i) if the percentage increase in the Consumer Price Index maintained by the United States Bureau of Labor Statistics (or any successor to such index maintained by an agency of the federal government) (the "CPI") applicable to the Standard Metropolitan Statistical Area in which the Company's executive offices are located shall be greater over any calendar year during the Term than the year-to-year percentage increase represented by the foregoing changes in Base Salary, the Base Salary shall be increased to reflect such percentage change in the Consumer Price Index, and (ii) the Board of Directors may award increases in Base Salary greater than those provided above after a review taking into account corporate and individual performance, the Company's prospects and general business conditions.

     During any Renewal Term, the Executive's Base Salary shall be the greatest of (i) one hundred five (105%) per cent of the Base Salary during the twelve month period immediately preceding the Renewal Term in question; (ii) the product of the multiplication of the Base Salary during the twelve month period immediately preceding the Renewal Term in question by the sum of one hundred plus the amount expressed as a percent by which the most recent reported CPI applicable to the Standard Metropolitan Statistical Area in which the Company's executive offices are located is greater than the CPI for that same SMSA twelve months prior to the Renewal Term in question; and (iii) the sum offered by the Board of Directors after a review taking into account corporate and individual performance, the Company's prospects and general business conditions.

         3.2 Base Salary shall be paid in equal monthly or semi-monthly installments in keeping with the Company's standard payroll policies applicable to its senior executives.

     4.  Incentive Bonus.

     The Executive shall be entitled to participate in any bonus pool established by the Company to provide incentive compensation for its officers and other supervisory personnel (the "Incentive Bonus").

     5.  Reimbursement for Expenses.

     Company shall reimburse Executive for all reasonable out-of-pocket expenses paid or incurred by him in the course of his employment, upon presentation by Executive of valid receipts or invoices therefor, utilizing procedures and forms for that purpose as established by Company from time to time.

     6.  Vacations.

     Executive shall be entitled to reasonable vacations (which shall aggregate no less than five (5) weeks vacation with pay) during each consecutive 12 month period commencing on the date hereof. Executive may not accumulate any vacation days which remain unused at the end of any year during the term hereof without the prior consent of the Board of Directors.

     7.  Employee Benefit Programs, etc.

         7.1 The Company shall provide the Executive with an automobile (or at Employee's option, a cash allowance in the amount of $2,000 per month) for use in the performance of Executive's duties, along with fuel, fluids and maintenance, upon such terms and conditions as are approved by Company. The Company shall arrange and pay for secure communications and computer links between the Executive's primary residence and the Company's executive offices to permit the Executive to carry out his responsibilities from such residence, and shall and pay or reimburse the Executive for the costs of a cellular telephone.

         7.2 Subject to the approval of the Boards of Directors of the Company, the Executive shall be provided with disability insurance providing for disability payments to the Executive following a termination of Executive's employment hereunder as a result of Disability

(as defined in Section 8.2 below). In the event such policy is not obtained, Executive shall be entitled to participate in such disability plan(s) as are available to Company executives generally.

         7.3 Subject to the Executive's meeting the eligibility requirements of each respective plan, Executive shall be offered the opportunity participate in and be covered by each pension, life insurance, accident insurance, health insurance, hospitalization and any other employee benefit plan adopted by the Company, as the case may be, made available generally from and after the date hereof to its respective executives, on the same basis as shall be available to such other executives without restriction or limitation by reason of this Agreement; provided, however, that Executive shall not participate in two or more plans providing duplicative benefits or coverage. The Company shall use its reasonable efforts to waive any qualifying period for participation in any such plan by the Executive.

         7.4 Nothing herein contained shall prevent the Company from at any time increasing the compensation herein provided to be paid to Executive, either permanently or for a limited period, or from paying bonuses and other additional compensation to Executive, whether or not based upon the earnings of the business of Company, or from increasing or expanding any employee benefit program applicable to the Executive, in the event the Company, in its sole discretion, shall deem it advisable so to do in order to recognize and compensate Executive fairly for the value of his services.

     8. Death or Disability.

         8.1 If Executive shall die during the term hereof, this Agreement shall immediately terminate, except that Executive's legal representatives or designated beneficiaries shall be entitled to receive (i) the Base Salary due to Executive hereunder to the last day of the third month following the month in which his death occurs, payable in accordance with the Company's regular payroll practices, (ii) a portion of the Incentive Bonus payable under Section 4 (determined as provided under Section 8.4), based on the Company's Adjusted Net Income through the month of the bonus year preceding the month in which death occurs; and (iii) all other payments and entitlements available upon death under any employee benefit program covering the Executive as of the date of death. Except for the payments required pursuant to this Section 8.1, no payments shall be made for any period after Executive's death.

         8.2 In the event of the Disability (as hereinafter defined) of the Executive, the Executive shall be entitled to continue to receive from the Company and its several benefit plans an amount equal to his Base Salary (prorated as may be necessary) in accordance with the terms of Section 3 hereof through the last day of the third month following the month in which Executive's employment hereunder is terminated as a result of such Disability. At any time after the date of the Notice (as hereinafter defined) and during the continuance of the Executive's Disability, the Company may at any time thereafter terminate Executive's employment hereunder by written notice to the Executive. The term "Disability" shall mean physical or mental illness or injury which prevents the Executive from performing his customary duties for the Company for a period of forty five (45) consecutive business days or an aggregate period of one hundred twenty (120) days out of any consecutive twelve (12) months. The date of commencement of Disability shall be the date set forth in the notice (the "Notice") given by Company to the Executive at any time following a determination of Disability, which date shall not be earlier than the date the Notice is given by Company. A determination of Disability by Company shall be solely for the purposes of this Section 8.2 and shall in no way affect the Executive's status under any benefit plan applicable to the Executive.

         8.3 Upon the occurrence of a Disability, and unless the Executive's employment shall have been terminated as provided in Section 8.2, the Executive shall continue to perform such services for Company, consistent with his duties under Section 1 hereof, as he is reasonably capable of performing in light of the condition giving rise to a Disability. All payments due under Section 8.2 shall be payable in accordance with Company's regular payroll practices. Those payments, together with the aggregate amount of all periodic payments which the Executive is entitled to receive under all workers compensation plans, disability plans and accident, health or other insurance plans or programs maintained for the Executive by Company (or by any company controlling, controlled by or under common control with the Company), shall be not less than Executive's Base Salary for the month or period in question.

         8.4 If the Executive's employment is terminated due to Disability, the Executive shall be entitled, in addition to the payments described in
Section 8.2, to a pro-rated portion of the Incentive Bonus otherwise payable for the fiscal year in which such Disability occurs, determined by multiplying the Incentive Bonus that would otherwise be payable by a fraction, the numerator of which is the number of days the Executive was employed during such fiscal year and the denominator of which is 365.

     9.  Termination for Cause.

         9.1 The employment of the Executive may be terminated by the Company for Cause. For this purpose, "Cause" shall mean:

               (i)   conviction of the commission of a felony;

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


               (ii)  dishonest acts against the Company;

               (iii) illegal drug use;

               (iv) willful gross misconduct which in the good faith opinion of a majority of the Board of Directors of the Company is likely to cause either financial loss to the Company or damage to its business reputation; or

               (v) willful and repeated misconduct constituting bad faith in performing the Executive's obligations.

The Executive's employment shall not be terminated for Cause under clauses (ii),
(iv) or (v) unless (a) the Executive has received at least 15 days notice of a meeting of the Board of Directors to consider the existence of Cause with an opportunity to be heard before the Board, and the Board has determined, based upon credible evidence, that grounds for Cause exist, and (b) the misconduct or breaches on which an assertion of Cause is based are not cured within 30 days thereafter if such misconduct or breaches are capable of being cured.

         9.2   In the event of a termination for Cause, the Executive shall
(a) be entitled to any (i) unpaid Base Salary pro rated up to the date of termination, and (ii) installments of the Incentive Bonus last awarded prior to termination remain unpaid as of the date of termination; and (b) have no further rights under this Agreement. Notwithstanding such termination, the Executive shall be and remain subject to all provisions of Section 12 below for the period indicated therein, but shall not receive any of the compensation set forth therein.

     10. Termination Upon Change of Control or by Company Without Cause.

         10.1 A "Change in Control" shall occur: (A) if any Person, or combination of Persons, (as hereinafter defined), or any affiliate of any Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) directly or indirectly, of securities of the Company representing twenty- five percent (25%) or more of the total number of outstanding shares of common stock of the Company; or (B) if individuals who, at the date of this Agreement, constitute the Board (the "Incumbent Directors") cease, for any reason, to constitute at least a majority thereof, provided that any new director whose election was approved by the favorable vote of at least 75% of the Incumbent Directors shall be treated as an Incumbent Director. For purposes hereof, "Person" shall mean any individual, partnership, joint venture, association, trust (other than a trust established by or in connection with any pension or other retirement plan adopted for employees of the Company), or other entity, including a "group" as referred to in section 13(d)(3) of the Securities Exchange Act of 1934.

         10.2 If a Change in Control occurs during the Term and any Renewal Term, and if there subsequently occurs a material adverse change, without the Executive's written consent, in the Executive's working conditions or status, including but not limited to a significant change in the nature or scope of the Executive's authority, powers, duties or responsibilities, or a reduction in the level of support services or staff, then, whether or not such change would otherwise constitute a breach of this Agreement by the Company, this Agreement may be terminated by notice given by the Executive, specifying the Change of Control and significant adverse change or changes.

         10.3  Upon the termination of this Agreement in accordance with Section
10.2 above, the Executive will be entitled, without any duty to mitigate damages, to:

               (a) All unpaid Base Salary pro-rated up to the date of termination; and

               (b) All unpaid installments of Incentive Bonus in respect of the year prior to the date of termination; and

               (c) A severance payment equal to 2.99 times the sum of (i) the Base Salary in effect for the prior fiscal year, and (ii) the Incentive Bonus awarded in respect of such year; and

               (d) All benefits available under the Company's employee benefit programs, to the extent applicable to senior executives voluntarily and amicably retiring from employment with the Company.

         10.4 If, after a Change of Control, the Company shall actually or constructively terminate this Agreement without Cause, or shall fail to renew this Agreement without Cause, the Executive shall be entitled to the same payments, compensation and rights as provided in the case of a termination by the Executive under Section 10.3.

         10.5 The payments, and other compensation and benefits to which the Executive is entitled under this Section 10 shall be made available to the Executive no later than ten (10) days after the date of any termination referred to in Section 10.2, 10.3 or 10.4.

         10.6 In the event that Executive receives the payments, and other compensation and benefits referred to in this Section 10, he will be bound by the restrictive provisions of Section 12 for the period therein provided, subject to the right to receive the compensation therein set forth.

     11. Termination by Executive.

         11.1 If the Executive shall terminate his employment under this Agreement during the Term without either (i) a Change of Control or (ii) the express written consent of the Company, then, for purposes of establishing the rights of the Executive upon such termination, such termination shall be deemed the equivalent of a termination for Cause under Section 9.1, and the Executive shall have only those rights with regard to compensation as are set forth in
Section 9.2, and the restrictive provisions of Section 12 below shall fully apply (but that the Executive shall not have any right to the compensation set forth therein).

         11.2 If the Executive shall terminate his employment under this Agreement during any Renewal Term without either (i) a Change of Control or (ii) the express written consent of the Company, then, for purposes of establishing the rights of the Executive upon such termination, the Executive shall be entitled to receive all unpaid Base Salary pro-rated up to the date of termination.

         11.3 In the case of a termination pursuant to Section 11.2, the restrictions set forth in Section 12 shall apply to Executive for the period therein stated, and the Executive shall receive the compensation set forth therein.

     12. Restrictive Covenants; Compensation.

         12.1 During such time as this Agreement shall be in effect and, except as otherwise explicitly stated herein, for a period of two (2) years following the termination of Executive's employment, and without the Company's prior written consent (which may be withheld for any reason or for no reason in Company's sole discretion), Executive shall not do anything in any way inconsistent with his duties to or adverse to the interests of Company, and shall not, directly or indirectly, himself or by or through a family member or otherwise, alone or as a member of a partnership or joint venture, or as a principal, officer, director, consultant, employee or stockholder of any other entity, compete with Company or be engaged in or connected with any other business competitive with that of Company or any of its affiliates, except that Executive may own as a passive investment not more than five percent (5%) of the securities of any publicly held corporation that may engage in a business competitive with that of Company or any of its Affiliates.

         12.2 In view of the fact that Executive will be brought into close contact with many confidential affairs of Company and its Affiliates not readily available to the public, Executive agrees during the Term of this Agreement and thereafter:

          (a) to keep secret and retain in the strictest confidence all information about (i) business, products, financial condition and other financial affairs (such as costs, pricing, profits and plans for future development, methods of operation and marketing concepts) of Company and its Affiliates; (ii) its employment policies and plans; and (iii) any other proprietary information relating to the Company and its Affiliates, their operations, businesses, financial condition and financial affairs (collectively, the "Confidential Information") and, for such time as Company or any of its Affiliates is operating, not to disclose the Confidential Information to anyone not then an officer, director or authorized employee of Company or its Affiliates, either during or after the term of this agreement, except in the course of performing his duties hereunder or with Company's express written consent or except to the extent that such confidential information can be shown to have been in the public domain through no fault of Executive; and

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


          (b) to deliver to Company within ten days after termination of his services, or at any time Company may so request, all memoranda, notes, records, reports and other documents relating to Company or its Affiliates, businesses, financial affairs or operations and all property associated therewith, which he may then possess or have under his control.

         12.3 Executive shall not at any time during the two-year period following the termination of his employment for any reason whatsoever, including termination resulting from the natural expiration of the term of this Agreement,
(i) employ any individual who was employed by Company or any of its Affiliates at any time during the such period or during the twelve calendar months immediately preceding such termination, or (ii) in any way cause, influence or participate in the employment of any such individual by anyone else in any business that is competitive with any of the businesses engaged in by Company or any of its Affiliates.

         12.4 Executive shall not at any time during the two-year period following the termination of his employment, for any reason whatsoever, including termination resulting from the natural expiration of the term of this Agreement, directly or indirectly (i) persuade or attempt to persuade any customer or client of Company or any of its Affiliates to cease doing business with Company or any Affiliate or to reduce the amount of business it does with Company or any of its Affiliates or (ii) solicit for himself or any person other than Company or any of its Affiliates, the business of any individual or business which was a customer or client of Company or any of its Affiliates at any time during the eighteen month period immediately preceding such termination.

         12.5 Executive acknowledges that the execution and delivery by him of the covenants set forth in this Section 12 is an essential inducement to Company to retain Executive and to enter into this agreement, and that Company would not have retained Executive and entered into this Agreement but for such covenants. Executive further acknowledges that his services are unique and that any breach or threatened breach by Executive of any of the foregoing provisions of this
Section 12 cannot be remedied solely by damages. In the event of a breach or a threatened breach by Executive of any of the provisions of this Section 12, Company shall be entitled to injunctive relief restraining Executive and any business, firm, partnership, individual, corporation or other entity participating in such breach or attempted breach. Nothing herein, however, shall be construed as prohibiting Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

         12.6  If any of the provisions of, or covenants contained in, this
Section 12 are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction. If any of the provisions of or covenants contained in this
Section 12 are held to be unenforceable in any jurisdiction because of the duration or scope thereof, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or scope of such provision or covenant and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability, duration or scope of this Section 12 in any other jurisdiction.

         12.7 As separate and additional compensation to be paid to the Executive in consideration of the observance and performance of the covenants contained in this Section 12, the Company agrees that, during the period of restrictions set forth in this
Section 12, the Executive will be entitled to be paid an amount equal to the Base Salary computed at the annual rate prevailing immediately prior to the termination of his employment (such amount to be paid in the same manner as the Company's regular executive payroll practices), except that in the case of termination of the Executive's employment for Cause, or in case the Executive shall terminate this Agreement under Section 11.1 during the Term, the Executive will receive no such compensation.

     13. Relationship of Parties.

     Nothing herein contained shall be deemed to constitute a partnership between or a joint venture by the parties, nor shall anything herein contained be deemed to constitute either the Executive, the Company or any Affiliates the agent of the other except as is expressly provided herein. Neither Executive nor Company shall be or become liable or bound by any representation, act or omission whatsoever of the other party made contrary to the provisions of this Agreement.

     14. Key Man and Other Insurance.

     The Company, in its discretion, may apply for and procure in its own name and benefit, life insurance on a the life of the Executive and disability insurance in any amount or amounts considered advisable by the Company.

     The Company shall apply for and procure in the name of an irrevocable life insurance trust for the benefit of the Executive's widow or, if she should predecease him, his estate, one or more policies of term life insurance on the life of the Executive in an amount equal to one hundred twenty five(125%) percent of his Base Salary. from time to time.

     The Executive shall submit to any medical or other examination and execute and deliver any application or other instrument in writing, reasonably necessary to effectuate such insurance.

     15. Notices.

     All notices and communications hereunder shall be in writing and delivered by hand or sent by registered or certified mail, postage and registration or certification fees prepaid, return receipt requested, or by overnight delivery such as Federal Express, and shall be deemed given when hand delivered or upon three (3) business days after the date when mailed, or upon one (1) business day after delivery to an agent for overnight delivery, if sent in such manner, as follows:

         If to Company:       Phoenix Color Corp.
                              540 Western Maryland Parkway,
                              Hagerstown, MD 21740
                               Attn: President

         With a copy to:      Rosner Bresler Goodman & Unterman, LLP
                              521 Fifth Avenue
                                28th Floor
                              New York, NY 10175
                               Attn:  Andrew J. Goodman

         If to Executive:     Edward Lieberman
                              4310 Mountville Road
                              Jefferson, MD 21755

The foregoing addresses may be changed by notice given in the manner set forth in this Section 15.

     16. Disputes.

     Any dispute or controversy arising under or in connection with this Agreement shall be resolved only in either the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, and the parties expressly and irrevocably agree to submit to the jurisdiction of such courts. The parties hereto further consent and agree that process shall be validly served upon them if made by certified mail, return receipt requested, or by any other means permitted by law. Notwithstanding the foregoing, Company shall have the right to apply to any court having jurisdiction over Executive to seek injunctive or other emergency relief in the event Executive breaches, or threatens to breach, any of his covenants set forth in Section 10.

     17. Miscellaneous.

         17.1 This Agreement contains the entire understanding of the parties hereto with respect to the employment of Executive by Company during the term hereof, and the provisions hereof may not be altered, amended, waived, terminated or discharged in any way whatsoever except by subsequent written agreement executed by the party charged therewith. This Agreement supersedes all prior employment agreements, understandings and arrangements between Executive and Company pertaining to the terms of the employment of Executive. A waiver by either of the parties of any of the terms or conditions of this Agreement, or of any breach hereof, shall not be deemed a waiver of such terms or conditions for the future or of any other term or condition hereof, or of any subsequent breach hereof.

         17.2 The provisions of this Agreement are severable, and if any provision of this Agreement is invalid, void, inoperative or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any circumstance, it shall nevertheless remain applicable to all other circumstances.

         17.3 Company shall have the right to deduct and withhold from Executive's compensation the amounts required to be deducted and withheld pursuant to any present or future law concerning the withholding of income taxes. In the event that Company makes any payments or incurs any charges for Executive's account or Executive incurs any personal charges with Company, Company shall have the right and Executive hereby authorizes Company to recoup such payments or charges by deducting and withholding the aggregate amount thereof from any compensation otherwise payable to Executive hereunder.

         17.4 Executive represents that he is under no disability, restriction or prohibition from entering this Agreement or performing the services required hereunder; and also that he has been represented and advised by independent legal counsel in connection with the negotiation, preparation and execution of this Agreement.

         17.5 This Agreement shall be construed and interpreted under the laws of the State of New York applicable to contracts executed and to be performed entirely therein.

         17.6 The captions and section headings in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement.

         17.7 To the extent any provision of this Agreement contemplates action after termination hereof or creates a cause of action or claim on which action may be brought by either party, such provision, cause of action or claim shall survive termination of Executive's employment or termination of this Agreement.

         17.8 Executive may neither assign his rights nor delegate his duties under this Agreement; provided, however, that notwithstanding the foregoing this Agreement shall inure to the benefit of Executive's legal representatives, executors administrators or successors and to the successors or assigns of Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      PHOENIX COLOR CORP.

                                      By:
                                          ---------------------------------
                                               Louis La Sorsa, President

                                          ---------------------------------
                                               Edward Lieberman


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